Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2023 (June 5, 2023, as to the effects of the stock split described in Note 17) relating to the consolidated financial statements of CAVA Group, Inc., appearing in Registration Statement (No. 333-272068) on Form S-1 of CAVA Group, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

McLean, Virginia

June 15, 2023